EXHIBIT 99.1

The following certification accompanies the issuer’s Annual Report on Form 10-K and is not filed as provided in SEC Release Nos. 33-8212, 34-47551 and IC-25967, dated March 21, 2003.

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Global Imaging Systems, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the Annual Report on Form 10-K of the Company for the fiscal year ended March 31, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 26, 2003	/s/ Thomas S. Johnson
Date	Thomas S. Johnson, President and Chief Executive Officer

June 26, 2003	/s/ Raymond Schilling
Date	Raymond Schilling, Chief Financial Officer, Secretary, and Treasurer

A signed original of this statement required by Section 906 has been provided to Global Imaging Systems, Inc. and will be retained by Global Imaging Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.